Exhibit 3.59

Form LLC-5.5	Illinois	This space for use by Secretary of State
December 2003	Limited Liability Company Act	FILE DATE 1/22/2004 JESSE WHITE SECRETARY OF STATE
Jesse White	Articles of Organization
Secretary of State	This space for use by Secretary of State Date 1/22/2004 Assigned File # 0109 698 2 Filing Fee $500.00 Approved: PMM
Department of Business Services
Limited Liability Company Division
Room 351, Howlett Building
Springfield, IL 62756
http://www.cyberdriveillinois.com
Payment must be made by certified check, cashier’s check, Illinois attorney’s check, Illinois C.P.A.’s check or money order, payable to “Secretary of State.”

1.	Limited Liability Company Name: Targeted Molecular Diagnostics, LLC

(The LLC name must contain the words limited liability company, L.L.C. or LLC and cannot contain the terms corporation, corp., incorporated, inc., ltd., co., limited partnership, or L.P.)

2.	The address of its principal place of business: (Post office box alone and c/o are unacceptable.) 701 Harger Road, Suite 190, Oak Brook, lllinois 60523

3.	The Articles of Organization are effective on: (Check one)

a) X the filing date, or b) another date later than but not more than 60 days subsequent to the filing date:
(month, day, year)
4.	The registered agent’s name and registered office address is:

Registered agent:	Kimberly	K.	Duttlinger
	First Name	Middle Initial	Last Name
Registered Office:	701 Harger Road		190
(P.O. Box and	Number	Street	Suite #
c/o are unacceptable)	Oak Brook	60523	DuPage
	City	ZIP Code	County

5.	Purpose or purposes for which the LLC is organized: Include the business code # (IRS Form 1065).

(If not sufficient space to cover this point, add one or more sheets of this size.)

“The transaction of any or all lawful business for which limited liability companies may be organized under this Act.”

6.	The latest date, if any, upon which the company is to dissolve .
(month, day, year)

Any other events of dissolution enumerated on an attachment. (Optional)

LLC-5.5

7.	Other provisions for the regulation of the internal affairs of the LLC per Section 5-5 (a) (8) included as attachment:

If yes, state the provisions(s) from the ILLCA. ☐ Yes ☒ No

8.	a) Management is by manager(s): ☒ Yes ☐ No
If yes, list names and business addresses.

F. Edward Gustafson, 701 Harger Road, Suite 190, Oak Brook, Illinois 60523

b) Management is vested in the member(s): ☐ Yes ☒ No
If yes, list names and addresses.

9.	I affirm, under penalties of perjury, having authority to sign hereto, that these articles of organization are to the best of my knowledge and belief, true, correct and complete.

Dated	January 20	,	2004
	(Month/Day)		(Year)

	Signature(s) and Name(s) of Organizer(s)		Address(es)

1.	/s/ KIMBERLY K. DUTTLINGER	1.	701 Harger Road, Suite 190
	Signature		Number Street

	KIMBERLY K. DUTTLINGER, Organizer		Oak Brook
	(Type or print name and title)		City/Town

Illinois 60523
	(Name if a corporation or other entity)		State ZIP Code

2.		2.
	Signature		Number Street

	(Type or print name and title)		City/Town

	(Name if a corporation or other entity)		State ZIP Code

3.		3.
	Signature		Number Street

	(Type or print name and title)		City/Town

	(Name if a corporation or other entity)		State ZIP Code

(Signatures must be in ink on an original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.)

Form LLC-5.25

August 2008

Secretary of State

Department of Business Services

Limited Liability Division

501 S. Second St, Rm. 351

Springfield, IL 62756

217-524-8008

www.cyberdriveillinois.com

Payment may be made by business firm check payable to Secretary of State. If check is returned for any reason this filing will be void.

lllinois Limited Liability Company Act Articles of Amendment	FILE #: 0109-6982
SUBMIT IN DUPLICATE Must be typewritten. This space for use by Secretary of State.	This space for use by Secretary of State. FILED DEC 02 2008 JESSE WHITE SECRETARY OF STATE
Filing Fee: $150 Approved:

1.	Limited Liability Company Name:	Targeted Molecular Diagnostics, LLC

2.	Articles of Amendment effective on:
☒ the file date
☐ a later date (not to exceed 30 days after the file date)
Month, Day, Year

3.	Articles of Organization are amended as follows (check applicable item(s) below):

☐    a)  Admission of a new member (give name and address below)*

☒    b)  Admission of a new manager (give name and address below)*

☐    c)  Withdrawal of a member (give name below)*

☒    d)  Withdrawal of a manager (give name below)*

☐    e)  Change in address of the office at which the records required by Section 1-40 of the Act are kept (give new address, including county below)

☒    f)   Change of registered agent and/or registered agent’s office (give new name and address, including county below) (Address change of P.O. Box alone or c/o is unacceptable.)

☐    g)  Change in the Limited Liability Company’s name (give new name below)

☐    h)  Change in date of dissolution or other events of dissolution enumerated in Item 6 of the Articles of Organization

☐    i)   Other (give information in space below)

☐    j)   Establish authority to issue series (see back; filing see $400)*

*  Changes in members/managers may, but are not required to, be reported in an amendment to the Articles of Organization.

Additional information:

3(b) - Quintiles Laboratories Limited, 4709 Creekstone Drive, Durham, NC 27703

3(d) - F. Edward Gustafson

3(f) - CT Corporation System, 208 South LaSalle Street, Suite 814, Chicago, IL 60604

New Name of LLC (if changed):
(continued on back)

Printed on recycled paper. Printed by authority of the State of Illinois. September 2008 – 2M – LLC 11.11

01096982

12/02/08

LLC-5.25

4.

This amendment was approved in accordance with Section 5-25 of the Illinois Limited Liability Company Act, and, if adopted by the managers, was approved by not less than the minimum number of managers necessary to approve the amendment, member action not being required; or, if adopted by the members, was approved by not less than the minimum number of members necessary to approve the amendment.

5.	I affirm, under penalties of perjury, having authority to sign hereto, that these Articles of Amendment are to the best of my knowledge and belief, true, correct and complete.

Dated                 NOVEMBER 25th                 , 2008

Month/Day                                         Year

/s/ Thomas Wollman

Signature (Must comply with Section 5-45 of ILLCA.)

Thomas Wollman, Sr. Vice President

Name and Title (type or print)

Quintiles Laboratories Limited, manager

If the member or manager signing this document is a company or other entity,

state Name of Company and whether it is a member or manager of the LLC.

*	The following paragraph is adopted when Item 3 is checked:

The operating agreement provides for the establishment of one or more series. When the company has filed a Certificate of Designation for each series, which is to have limited liability pursuant to Section 37-40 of the Illinois Limited Liability Company Act, the debts, liabilities and obligations incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable against the assets of such series only, and not against the assets of the Limited Liability Company generally or any other series thereof, and unless otherwise provided in the operating agreement, none of the debts, liabilities, obligations or expenses incurred, contracted for or otherwise existing with respect to this company generally or any other series thereof shall be enforceable against the assets of such series.

Printed on recycled paper. Printed by authority of the State of Illinois. September 2008 – 2M – LLC 11.11